                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): May 6, 2002


                                  LANGER, INC.
             (Exact name of registrant as specified in its charter)

                   Delaware                                0-12991                  11-2239561
-----------------------------------------------------------------------------------------------------
(State or other jurisdiction of incorporation)           (Commission             (I.R.S. Employer
                                                         File Number)           Identification No.)

      450 Commack Road, Deer Park, New York                                         11729-4510
-----------------------------------------------------------------------------------------------------
(Address of principal executive executive offices)                                  (Zip Code)


Registrant's telephone number, including area code:           (631) 667-1200
                                                    ------------------------



          (Former Name or Former Address, if Changed Since Last Report)

        This amended Form 8-K relates to the transaction on May 6, 2002 pursuant to which Langer, Inc. ("Langer") acquired substantially all of the assets and certain of the liabilities of each of Benefoot, Inc. and Benefoot Professional Products, Inc. As permitted, the original Form 8-K omitted certain financial statements required by Form 8-K. This amendment is filed to provide such financial statements.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

        (a)  Financial Statements of Businesses Acquired.

             AUDITED COMBINED FINANCIAL STATEMENTS OF BENEFOOT, INC. AND AFFILIFATE

             Benefoot, Inc. and Affiliate Combined Balance Sheets as of December 31, 2001 and 2000
             Benefoot, Inc. and Affiliate Combined Statements of Income for the years ended December 31, 2001 and 2000
             Benefoot, Inc. and Affiliate Combined Statements of Stockholders' Equity for the years ended December 31, 2001 and 2000
             Benefoot, Inc. and Affiliate Combined Statements of Cash Flows for the years ended December 31, 2001 and 2000
             Notes to Combined Financial Statements

             UNAUITED INTERIM COMBINED FINANCIAL STATEMENTS OF BENEFOOT, INC. AND AFFILIATE

             Benefoot, Inc. and Affiliate Combined Balance Sheets as of March 31, 2002 and 2001
             Benefoot, Inc. and Affiliate Combined Statements of Income for the three months ended March 31, 2002 and 2001
             Benefoot, Inc. and Affiliate Combined Statements of Stockholders' Equity for the three months ended March 31, 2002 and 2001 Benefoot, Inc. and Affiliate Combined Statement of Cash Flows for the three months ended March 31, 2002 and 2001
             Notes to Combined Financial Statements

        (b)  Pro Forma Financial Information.

             UNAUITED PRO FORMA FINANCIAL STATEMENTS

             Condensed Consolidated Balance Sheet as of March 31,
             2002
             Condensed Consolidated Statement of Operations for the three months ended March 31, 2002
             Condensed Consolidated Statement of Operations for the period ended December 31, 2001
             Notes to Unaudited Pro Forma Condensed Consolidated
             Financial Statements

        (c)  Exhibits.

             23.1 Consent of Trachtenberg & Pauker LLP

                   INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Benefoot, Inc. and Affiliate

We have audited the accompanying combined balance sheets of Benefoot, Inc. and Affiliate as of December 31, 2001 and 2000, and the related combined statements of income, cash flows and statement of stockholders' equity for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Benefoot, Inc. and Affiliate as of December 31, 2001 and 2000 and the combined results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

                                                   /s/Trachtenberg & Pauker, LLP

Woodbury, New York

March 22, 2002

                          BENEFOOT, INC. AND AFFILIATE

                             COMBINED BALANCE SHEETS

                           DECEMBER 31, 2001 AND 2000

                                     ASSETS
                                     ------
                                                               2001             2000
                                                               ----             ----
Current Assets
 Cash and cash equivalents (Note A-3 and A-10)              $  338,836       $  129,492
 Accounts receivable, net of allowance for doubtful
  accounts of $20,000 and $29,000 for 2001 and 2000,
  respectively (Note A-4)                                      745,169          782,336
 Inventory (Note A-5 and B)                                    644,291          522,459
 Prepaid expenses                                               66,144           37,955
 Other receivables                                               6,886           18,446
                                                            ----------       ----------

  Total Current Assets                                       1,801,326        1,490,688
                                                            ----------       ----------
Property and Equipment, net of accumulated
 depreciation of $337,764 and $289,979 for 2001
 and 2000, respectively (Notes A-6 and C)                      247,303          253,331
                                                            ----------       ----------
Other Assets
 Security deposits                                              10,858            9,660
 Organization costs, net of accumulated amortization
  of $2,260 and $1,695 for 2001 and 2000, respectively
  (Note A-7)                                                       563            1,128
                                                            ----------       ----------

  Total Other Assets                                            11,421           10,788
                                                            ----------       ----------

     Total Assets                                           $2,060,050       $1,754,807
                                                            ==========       ==========






The Accompanying Notes are an Integral Part of These Combined Financial Statements.

                          BENEFOOT, INC. AND AFFILIATE

                             COMBINED BALANCE SHEETS

                           DECEMBER 31, 2001 AND 2000

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------
                                                                      2001               2000
                                                                      ----               ----
Current Liabilities
  Current maturities of long-term debt (Note D)                    $   94,960         $   61,981
  Current maturities of capitalized lease obligations
    (Note E)                                                           23,903             16,329
  Accounts payable and accrued expenses                               880,485            857,909
  Payroll and other taxes payable                                      42,134             33,308
  Loans from shareholders                                              11,258             13,106
  Customer deposits                                                    35,549             44,492
  Unearned revenue (Note A-14)                                        163,407            155,318
  Warranty reserve (Note F)                                            81,000             78,000
                                                                   ----------         ----------

    Total Current Liabilities                                       1,332,696          1,260,443
                                                                   ----------         ----------
Long-Term Liabilities
  Unearned revenue (Note A-14)                                         53,032             48,558
  Deposits payable (Note G)                                            83,410             89,530
  Long-term debt (Note D)                                             248,340            331,848
  Capitalized lease obligations (Note E)                               16,547             14,340
                                                                   ----------         ----------

    Total Long-Term Liabilities                                       401,329            484,276
                                                                   ----------         ----------

      Total Liabilities                                             1,734,025          1,744,719
                                                                   ----------         ----------
Commitments and Contingencies (Note H)

Stockholders' Equity
  Common stock - Benefoot, Inc. (no-par value; 7,500
    shares authorized, 200 shares issued and outstanding)             147,287            147,287
  Common stock - Benefoot Professional Products,
    Inc. (no-par value; 200 shares authorized, 103.95
      shares and 100.00 shares issued and outstanding
      for 2001 and 2000, respectively)                                  1,000              1,000
  Retained earnings (accumulated deficit)                             177,738           (138,199)
                                                                   ----------         ----------

    Total Stockholders' Equity                                        326,025             10,088
                                                                   ----------         ----------

      Total Liabilities and Stockholders' Equity                   $2,060,050         $1,754,807
                                                                   ==========         ==========



The Accompanying Notes are an Integral Part of These Combined Financial Statements.

                          BENEFOOT, INC. AND AFFILIATE

                          COMBINED STATEMENTS OF INCOME

                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

                                                     2001             2000
                                                     ----             ----
Net Revenue                                       $7,665,769       $6,719,354

Cost of Sales                                      4,039,722        3,473,746
                                                  ----------       ----------

  Gross Profit                                     3,626,047        3,245,608
                                                  ----------       ----------
Operating Expenses
 Officers' salaries                                  684,730          529,288
 Selling                                           1,001,984        1,090,251
 Shipping                                            732,605          698,660
 General and administrative                          784,160          721,255
 Interest                                             97,761           90,776
                                                  ----------       ----------

  Total Operating Expenses                         3,301,240        3,130,230
                                                  ----------       ----------

  Income From Operations                             324,807          115,378
                                                  ----------       ----------
Other Expenses
 Acquisition Costs (Note J)                            2,200           97,151
 Loss on disposal of fixed assets                     -0-               1,796
                                                  ----------       ----------

  Total Other Expenses                                 2,200           98,947
                                                  ----------       ----------

  Income Before Income Taxes                         322,607           16,431

Income Taxes (Note A-8)                                6,670            4,456
                                                  ----------       ----------

  Net Income                                     $  315,937       $   11,975
                                                  ==========       ==========



The Accompanying Notes are an Integral Part of These Combined Financial Statements.

                          BENEFOOT, INC. AND AFFILIATE

                   COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY

                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000


                                                     RETAINED
                                                     EARNINGS
                                COMMON             (ACCUMULATED
                                 STOCK               DEFICIT)              TOTAL
                               ---------           -----------           --------
Balance -
 December 31, 1999             $ 148,287           $  (150,174)          $ (1,887)

Net income                        -0-                   11,975             11,975
                               ---------           -----------           --------

Balance -
 December 31, 2000               148,287              (138,199)            10,088

Net income                        -0-                  315,937            315,937
                               ---------           -----------           --------

Balance -
 December 31, 2001             $ 148,287           $   177.738           $326,025
                               =========           ===========           ========



The Accompanying Notes are an Integral Part of These Combined Financial Statements.

                          BENEFOOT, INC. AND AFFILIATE

                        COMBINED STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

                                                                       2001              2000
                                                                       ----              ----
Cash Flows From Operating Activities:
-------------------------------------
     Net Income                                                     $ 315,937          $ 11,975
     Adjustments to reconcile net income to net cash
         provided by (used in) operating activities:
            Depreciation and amortization                              62,803            58,887
            Provision for doubtful accounts receivable                 (9,000)           (6,000)
            Warranty reserve                                            3,000            (8,000)
            Unearned revenue                                           12,563            (2,018)
            Loss on disposal of fixed assets                             -0-              1,796

       Changes in Assets and Liabilities
         Decrease (Increase) in accounts receivable                    46,166          (136,804)
         Increase in inventory                                       (121,832)          (31,912)
         (Increase) Decrease in prepaid expenses                      (28,189)            7,333
         Decrease (Increase) in other receivables                      11,560           (11,786)
         Increase in security deposits                                 (1,198)             -0-
         Increase in accounts payable and accrued expenses             22,576           219,588
         Increase (Decrease) in payroll and other taxes
            payable                                                     8,826            (4,839)
         Decrease in deposits payable                                  (6,120)          (40,855)
         (Decrease) Increase in loans from shareholders                (1,848)              986
         Decrease in customer deposits                                 (8,943)          (27,437)
         Decrease in pension plan payable                                -0-            (50,000)
                                                                    ---------          --------

Net Cash Provided by (Used In) Operating Activities                   306,301           (19,086)
                                                                    ---------          --------
Cash Flows From Investing Activities:
-------------------------------------
     Acquisition of property and equipment                            (23,309)          (47,431)
                                                                    ---------          --------

       Net Cash Used In Investing Activities                          (23,309)          (47,431)
                                                                    ---------          --------




The Accompanying Notes are an Integral Part of These Combined Financial Statements.

                          BENEFOOT, INC. AND AFFILIATE

                        COMBINED STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

                                                                                2001           2000
                                                                                ----           ----
Cash Flows From Financing Activities:
-------------------------------------
  Proceeds from bank revolving line of credit                                   75,000          -0-
  Principal payments of long-term debt                                        (125,529)       (86,091)
  Payment of capitalized lease obligations                                     (23,119)       (13,521)
                                                                             ---------      ---------

Net Cash Used In Financing Activities                                          (73,648)       (99,612)
                                                                             ---------      ---------

Net Increase (Decrease) In Cash and Cash Equivalents                           209,344       (166,129)

Cash and Cash Equivalents, Beginning                                           129,492        295,621
                                                                             ---------      ---------

Cash and Cash Equivalents, Ending                                            $ 338,836      $ 129,492
                                                                             =========      =========
Supplemental disclosures of noncash investing and
financing activities:
-----------------------------------------------------------------------
    Capitalized lease obligations incurred in the
    purchase of equipment                                                    $  32,900      $  18,148
                                                                             =========      =========

Supplemental disclosure of cash paid during the year:
-----------------------------------------------------

    Interest paid                                                            $  98,556      $  91,469
                                                                             =========      =========

    Income tax paid                                                          $   5,263      $   4,707
                                                                             =========      =========



The Accompanying Notes are an Integral Part of These Combined Financial Statements.

                          BENEFOOT, INC. AND AFFILIATE

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 AND 2000

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Significant accounting policies consistently applied in the preparation of the accompanying combined financial statements are as follows:

     I. The Company
        -----------

        Benefoot, Inc. ("Benefoot") designs, manufacturers and distributes foot and gait-related biomechanical products. Benefoot's primary products include custom made prescription orthotic devices, custom made sandals and non-custom made orthotic devices. Foot orthoses are contoured molds made from plastic, graphite leather or composite materials, which are placed in patients' shoes to (i) correct or mitigate abnormalities in their gait, and (ii) relieve symptoms associated with foot or postural malalignment. Benefoot markets its products primarily to the professional footcare market, as well as to other markets, including podiatrists, orthopedists, chiropractors, physical therapists, certified orthotists and prosthetists.

        Benefoot Professional Products, Inc. ("BPI"; BPI and Benefoot are collectively referred to as the "Company"), an affiliated entity of Benefoot, markets and distributes non-custom footwear products including standard comfort shoes manufactured by well-known shoe manufacturers, as well as custom made insoles for diabetic patients. BPI markets and distributes its products through a variety of sources, including shoe sample kiosks which are placed in the waiting rooms of podiatrists. The products of BPI are sold to professional footcare providers and directly to the patients of professional footcare providers.

     2. Combination
        -----------

        The combined financial statements include the accounts of Benefoot, Inc. and Benefoot Professional Products, Inc. Intercompany balances and transactions have been eliminated.

     3. Cash and Cash Equivalents
        -------------------------

        Cash and cash equivalents consist of cash in banks and other highly liquid investments with a maturity of three months or less.

     4. Accounts Receivable
        -------------------

        The Company uses the allowance method of accounting for bad debts for financial statement purposes and the direct write-off method for income tax purposes.

                          BENEFOOT, INC. AND AFFILIATE

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 AND 2000

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     5. Inventory
        ---------

        Inventory is stated at the lower of first-in first out (FIFO) cost or market.

     6. Property and Equipment
        ----------------------

        Property and equipment are stated at cost. Depreciation is calculated using the straight-line method for financial statement purposes and accelerated methods for income tax purposes over the estimated useful lives of the assets. Major expenditures for property acquisitions and those expenditures that substantially increase useful lives are capitalized. Expenditures for maintenance, repairs, and minor replacements are expensed as incurred. When assets are retired or otherwise disposed of, their costs and related accumulated depreciation or amortization are removed from the accounts and resulting gains or losses are included in income.

        The lives on which depreciation and amortization are computed are as follows:

                    Displays                            7 years
                    Furniture and fixtures              7 years
                    Machinery and equipment             5-7 years
                    Office equipment                    5-7 years
                    Leasehold improvements              40 years

     7. Organization Costs
        ------------------

        Organization costs are amortized on a straight-line basis over five years.

     8. Income Taxes
        ------------

        Benefoot, Inc. and Benefoot Professional Products, Inc. have elected to be treated as small business corporations under Sub-Chapter "S" of the Internal Revenue Code. Under Sub-Chapter "S" profits and losses are passed directly to shareholders for inclusion in their personal tax returns. Accordingly, no provision for federal income taxes is included in the accompanying combined financial statements.

        The Company also files income tax returns in thirty-eight states. The "S" elections are in effect in fourteen of those states and, accordingly, like the federal, no provision for income taxes attributable to those states has been provided. Income taxes attributable to the remaining states where Sub-Chapter "S" elections are not available, or where the Company has not elected to be a Sub-Chapter "S" corporation, have been provided for in the accompanying combined financial statements.

                          BENEFOOT. INC. AND AFFILIATE

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 AND 2000


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     8. Income Taxes (Continued)
        ------------------------

        Deferred federal income taxes are not applicable to the Company due to its Sub-Chapter "S" status. Deferred state income taxes are not material.

     9. Research and Development Costs
        ------------------------------

        Research and development costs related to both future and present products are charged to operations as incurred. Research and development costs were $18,400 and $12,900 for the years ended December 31, 2001 and 2000, respectively.

    10. Concentration of Risk
        ---------------------

        Substantially all of the Company's revenues are derived from direct sales of its products to licensed healthcare professionals. The largest market segment is Doctors of Podiatric Medicine (DPM).

        Cash on deposit with a banking institution exceeds the $100,000 FDIC insured limit.

        Purchases from three vendors comprised approximately 61% of total purchases for the year ended December 31, 2001. Purchases from two vendors comprised approximately 54% of total purchases for the year ended December 31, 2000. 28% of accounts payable were to two vendors at December 31, 2001 and 18% were to one different vendor at December 31, 2000.

    11. Use of Estimates
        ----------------

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    12. Fair Value of Financial Instruments
        -----------------------------------

        Cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, long-term debt and lease obligations are reflected in the accompanying combined balance sheets at amounts considered by management to reasonably approximate fair value.

                           BENEFOOT INC. AND AFFILIATE

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 AND 2000

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    13. Compensated Absences
        --------------------

        Employees of the Company are entitled to compensation for unused vacation time after one year of service. For the year ended December 31, 2001, the Company made an accrual for unused vacation time. For the year ended December 31, 2000, the Company has not accrued unused vacation time since the amount cannot be reasonably estimated.

        With respect to sick and personal time, the Company provides a certain number of days to each employee on an annual basis with a limited carryover of days from year to year. Upon termination of employment, the Company does not provide any compensation for unused personal and sick time. For the years ended December 31, 2001 and 2000, the Company did not accrue any amount for unused sick and personal time since such amounts cannot be reasonably estimated.

    14. Revenue Recognition
        -------------------

        The Company recognizes revenue when its products are shipped. Revenue derived from extended warranty contracts is deferred and included in income over the warranty period (twenty-four months) on a straight-line basis. Revenues from royalties are recognized when received.

    15. Foreign Currency Transactions
        -----------------------------

        The Company maintains a bank account in Toronto, Canada, which is maintained in Canadian dollars. The Company's books maintain the bank account in U.S. Dollars. Foreign currency gains and losses are recognized when funds are transferred from the Canadian bank account to the U.S. bank account. The book balance is adjusted each month using the month-end exchange rate. Foreign currency losses were $6,596 and $4,471 for the years ended December 31, 2001 and 2000, respectively.

    16. Royalty Income
        --------------

        The Company receives royalty income from Ortolab, AB for the use of software for the manufacture of orthotics. Although their written agreement expired by its terms on December 31, 1999, both the Company and Ortolab, AB are operating as if the agreement remains in effect. Royalty income was $15,096 and $25,956 for the years ended December 31, 2001 and 2000, respectively.

    17. Reclassifications
        -----------------

        Certain amounts in the prior year financial statements have been reclassified for comparative purposes to conform to the presentation in the current year financial statements.

                          BENEFOOT, INC. AND AFFILIATE

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 AND 2000

NOTE B - INVENTORY

Inventory consists of the following:
                                                                      2001               2000
                                                                      ----               ----
 Raw materials                                                     $ 239,570          $ 191,068
 Work-in-progress                                                      3,821               -0-
 Finished goods                                                      427,282            352,913
                                                                   ---------          ---------
 Total Inventory                                                     670,673            543,981

 Less: Allowance for obsolescence                                     26,382             21,522
                                                                   ---------          ---------

 Net Inventory                                                     $ 644,291          $ 522,459
                                                                   =========          =========

NOTE C - PROPERTY AND EQUIPMENT

Property and equipment consists of the following:
                                                                      2001               2000
                                                                      ----               ----
 Displays                                                          $ 146,094          $ 143,130
 Furniture and fixtures                                               24,807             21,451
 Machinery and equipment                                             169,884            136,984
 Office equipment                                                    157,089            157,366
 Leasehold improvements                                               87,193             84,379
                                                                   ---------          ---------
                                                                     585,067            543,310

 Less: Accumulated depreciation                                      337,764            289,979
                                                                   ---------          ---------
                                                                   $ 247,303          $ 253,331
                                                                   =========          =========

Depreciation expense for the years ended December 31, 2001 and 2000 was $62,238 and $58,321, respectively.

NOTE D - LONG-TERM DEBT

Long-term debt consists of the following:
                                                                      2001               2000
                                                                      ----               ----
 Note payable to a finance company, due in
 96 monthly installments of $9,476, including
 interest at 16.89%, beginning in February, 1997
 and maturing in January, 2005. All assets of the
 Company have been pledged as collateral, along
 with personal guarantees of the officers.                         $ 271,848          $ 333,829

                          BENEFOOT, INC. AND AFFILIATE

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 AND 2000

NOTE D - LONG-TERM DEBT (CONTINUED)

  Revolving line of credit from a bank due in monthly
  installments of the greater of 2% of the outstanding
  principal balance or $250, including interest at prime
  plus 2.25%. Any outstanding principal is due October
  24, 2004. All assets of the Company have been
  pledged as collateral, along with personal
  guarantees of the officers.                                         63,452                  -0-

  Note payable to a related party with varying interest
  rates. The loan was repaid in 2002.                                  8,000                  60,000
                                                                   ---------               ---------
                                                                     343,300                 393,829

  Less: Current maturities                                            94,960                  61,981
                                                                   ---------               ---------

  Long-term debt                                                   $ 248,340               $ 331,848
                                                                   =========               =========

As of December 31, 2001, Long-term debt matures as follows:

  December 31, 2002                                                                        $  94,960
               2003                                                                           97,406
               2004                                                                          141,589
               2005                                                                            9,345
                                                                                           ---------

                                                                                           $ 343,300
                                                                                           =========
NOTE E - CAPITALIZED LEASE OBLIGATIONS

Capitalized lease obligations consist of the following:
                                                                       2001                     2000
                                                                       ----                     ----
  A capitalized lease obligation for computer
  equipment due in monthly installments
  of $479, including interest at 15.07% per annum,
  maturing in July, 2002.                                          $   3,622               $   8,047

  A capitalized lease obligation for computer software
  and equipment due in monthly installments
  of $1,058, including interest at 9.75% per annum,
  maturing in March, 2004.                                            25,551                  -0-

  A capitalized lease obligation for computer
  equipment due in monthly installments
  of $137 including interest at 16.95% per annum,
  maturing in May, 2002.                                                 780                   2,051

                          BENEFOOT, INC. AND AFFILIATE

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 AND 2000

NOTE E - CAPITALIZED LEASE OBLIGATIONS (CONTINUED)

       A capitalized lease obligation for computer software
       and telephone equipment due in monthly
       installments of $428 including interest at 12.76%
       per annum, maturing in February, 2002.                            842             5,537

       A capitalized lease obligation for computer
       equipment due in monthly installments
       of $875, including interest at 40.19% per annum,
       maturing in February 2003.                                      9,655            15,034
                                                                   ---------         ---------
                                                                      40,450            30,669

       Less: Current maturities                                       23,903            16,329
                                                                   ---------         ---------

       Capitalized lease obligations                               $  16,547         $  14,340
                                                                   =========         =========

As of December 31, 2001 future minimum payments required under capitalized lease obligations are as follows:

         December 31, 2002                                         $  28,700
                      2003                                            14,443
                      2004                                             3,173
                                                                   ---------
                                                                      46,316
                                                                   ---------

         Less: Amount representing interest                            5,866
                                                                   ---------
                                                                   $  40,450
                                                                   =========

Office equipment and machinery under capital leases included in property and equipment are as follows:

                                                                       2001             2000
                                                                       ----             ----

         Office equipment                                          $  39,665         $  39,665
         Machinery                                                    52,992            20,092
                                                                   ---------         ---------
                                                                      92,657            59,757

         Less: Accumulated depreciation                               41,591            26,075
                                                                   ---------         ---------
                                                                   $  51,066         $  33,682
                                                                   =========         =========

                          BENEFOOT, INC. AND AFFILIATE

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 AND 2000

NOTE F - WARRANTY RESERVE

The Company offers a multi-tiered warranty on its foot orthotics. Some foot orthotics are covered by an unconditional guaranty of satisfaction for sixty days. In addition, the Company will repair or adjust any orthotic as necessary for six months following the sale. If the customer is not satisfied with those products for any reason, they will be repaired or may be returned for full credit. Certain components of the Company's foot orthotics are also guaranteed for life against breakage. The Company has recorded a warranty reserve of $81,000 and $78,000 at December 31, 2001 and 2000, respectively.

NOTE G - DEPOSITS PAYABLE

The Company maintains a footwear program under which footwear is sold through medical professionals. Under the program, a refundable security deposit is required for the display and shoe samples that are provided. The deposit is refundable upon meeting certain minimum order volumes for twelve consecutive months or upon termination of participation in the program. Deposits payable were $83,410 and $89,530 at December 31, 2001 and 2000, respectively.

NOTE H - LEASE COMMITMENTS

The Company leases vehicles and office equipment under noncancelable operating leases. The leases expire at various dates through 2003. The Company is responsible for equipment maintenance.

As of December 31, 2001 future minimum rental payments required under the operating leases are as follows:

               December 31, 2002                          $  10,174
                            2003                              2,481
                                                          ---------
               Total Future Minimum Payments Required     $  12,655
                                                          =========

Rental expense for vehicles and office equipment for the years ended December 31, 2001 and 2000 was $18,237 and $18,604, respectively.

The Company leases its facilities and additional warehouse space under operating leases which both expire in April, 2002. (See Note M-2.) The leases require payment of utilities, real estate taxes, insurance and repairs. As of December 31, 2001 the future minimum rental payments required under the operating leases are $44,723.

Rental expense for the facilities and additional warehouse space for the years ended December 31, 2001 and 2000 was $142,407 and $121,958, respectively.

                          BENEFOOT, INC. AND AFFILIATE

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 AND 2000

NOTE I - 401(K) AND PROFIT SHARING PLAN

In 1993, the Company established a 401(k) and Profit Sharing Plan that covers all qualified employees. The provisions of the Plan allow employees to defer a portion of their annual compensation. The Company may make matching contributions at its discretion. The Company did not contribute to the Plan for the years ended December 31, 2001 and 2000.

NOTE J - ACQUISITION COSTS

During the year ended December 31, 2001, the Company incurred costs totaling $2,200 related to acquiring a new product line. The Company decided against this acquisition.

During the year ended December 31, 2000, the Company incurred costs totaling $97,151 related to a potential acquisition that did not occur. These costs are included in the combined statements of operations.

NOTE K - PATENT AND TECHNOLOGY LICENSE AGREEMENTS

Effective January 1, 1996, Benefoot, Inc. entered into a Patent License Agreement with a minority shareholder. Under the terms of the Agreement, Benefoot, Inc. was provided with a limited, exclusive, royalty-free license relating to two United States patents owned by the minority shareholder in connection with the use of the ScanCast 3D product. Simultaneously with the Patent License Agreement, Benefoot, Inc. entered into a Technology License Agreement with a company controlled by two minority shareholders, which provided for a limited, exclusive, royalty-free license to certain proprietary technology in connection with the use of the ScanCast 3D product. Each of these agreements shall remain in effect for the entire useful lives of the patents unless terminated earlier in accordance with the provisions of each agreement.

NOTE L - RELATED PARTY TRANSACTIONS

The Company has outstanding long-term debt to family members of one of the majority shareholders. This debt is discussed more fully in Note D.

The Company entered into a Patent License Agreement with one of the minority shareholders, and a Technology License Agreement with a company controlled by two minority shareholders. These Agreements are discussed more fully in Note K.

                          BENEFOOT, INC. AND AFFILIATE

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 AND 2000

NOTE M - SUBSEQUENT EVENTS

   1. Asset Purchase Agreement
      ------------------------

      On January 18, 2002, the Company entered into a non-binding Term Sheet with Langer, Inc. ("Langer") to sell substantially all of its assets, including, but not limited to, all inventory, furniture, fixtures, equipment, consumer lists, patents, trademarks, trade names, including the name Benefoot, service marks and other intellectual property rights and intangible assets, prepaid expenses, cash, security deposits, accounts receivable, supply and distribution agreements, and goodwill of the Company. Pursuant to the terms of the Term Sheet, Langer will assume certain liabilities of the Company. There can be no assurances that the transaction will be completed.

   2. Lease Commitments
      -----------------

      On April 11, 2002, the Company extended the lease on its facilities to August 31, 2002. The minimum rental payments required under the operating lease is $9,381 per month.

      On April 8, 2002, the Company extended the lease on its warehouse to July 31, 2002. The minimum rental payments required under the operating lease is $1,872 per month.

                          BENEFOOT, INC. AND AFFILIATE

                             COMBINED BALANCE SHEETS

                             MARCH 31, 2002 AND 2001


                                     ASSETS

                                                           2002         2001
                                                           ----         ----
Current Assets
 Cash and cash equivalents (Note A-3 and A-10)          $  241,303   $  135,214
 Accounts receivable, net of allowance for doubtful
  accounts of $20,000 and $35,000 for 2002 and 2001,
  respectively (Note A-4)                                  775,418      865,492
 Inventory (Note A-5 and B)                                622,081      615,169
 Prepaid expenses                                           61,121       46,146
 Other receivables                                           6.012       14,046
                                                         ----------   ----------

   Total Current Assets                                  1,705,935    1.676,067
                                                         ----------   ----------

Property and Equipment, net of accumulated
 depreciation of $352,106 and $303,711 for 2002
 and 2001, respectively (Notes A-6 and C)                  232,961      278,278
                                                         ----------   ----------

Other Assets
 Security deposits                                          10,858        7,058
Organization costs, net of accumulated amortization
  of $2,401 and $1,836 for 2002 and 2001, respectively
  (Note A-7)                                                   421          986
                                                         ----------   ----------

  Total Other Assets                                        11,279        8,044
                                                         ----------   ----------

    Total Assets                                        $1,950,175   $1,962,389
                                                         ==========   ==========





See Accompanying Notes.

                          BENEFOOT, INC. AND AFFILIATE
                             COMBINED BALANCE SHEETS
                             MARCH 31, 2002 AND 2001

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

                                                                             2002               2001
                                                                             ----               ----
 Current Liabilities
  Current maturities of long-term debt (Note D)                          $      89,296           $ 126,184
  Current maturities of capitalized lease obligations
     (Note E)                                                                   20,999              26,778
  Accounts payable and accrued expenses                                        805,122             910,411
  Payroll and other taxes payable                                               49,275              49,594
  Loans from shareholders                                                        5,769               1,952
  Customer deposits                                                             33,391              48,990
  Unearned revenue (Note A-14)                                                 163,614             152,978
  Warranty reserve (Note F)                                                     80,000              79,000
                                                                            -----------         -----------

     Total Current Liabilities                                               1,247,466           1,395,887
                                                                            -----------         -----------

 Long-Term Liabilities
  Unearned revenue (Note A-14)                                                  51,019              49,593
  Deposits payable (Note G)                                                     81,760              88,630
  Long-term debt (Note D)                                                      225,083             293,110
  Capitalized lease obligations (Note E)                                        12,047              33,046
                                                                            -----------         -----------

     Total Long-Term Liabilities                                               369,909             464,379
                                                                            -----------         -----------

       Total Liabilities                                                     1,617,375           1,860,266
                                                                            -----------         -----------

 Commitments and Contingencies (Note H)

 Stockholders' Equity
  Common stock - Benefoot, Inc. (no-par value; 7,500
     shares authorized, 200 shares issued and outstanding)                     147,287             147,287
  Common stock - Benefoot Professional Products,
     Inc. (no-par value; 200 shares authorized, 103.95
       shares issued and outstanding)                                            1,000               1,000
   Retained earnings (accumulated deficit)                                     184,513             (46,164)
                                                                            -----------         -----------

     Total Stockholders' Equity                                                332,800             102,123
                                                                            -----------         -----------

       Total Liabilities and Stockholders' Equity                           $1,950,175          $1,962,389
                                                                            ===========         ===========




See Accompanying Notes.

                          BENEFOOT, INC. AND AFFILIATE

                          COMBINED STATEMENTS OF INCOME

               FOR THE THREE MONTHS ENDED MARCH 31, 2002 AND 2001

                                          2002            2001
                                          ----            ----

Net Revenue                             $1,739,382     $1,736,606

Cost of Sales                              973,024        941,882
                                        ----------     ----------

  Gross Profit                             766,358        794,724
                                        ----------     ----------

 Operating Expenses
   Officers' salaries                      179,200         97,500
   Selling                                 256,557        239,043
   Shipping                                139,326        159,208
   General and administrative              165,538        183,993
   Interest                                 18,921         22,859
                                        ----------     ----------

     Total Operating Expenses              759,542        702,603
                                        ----------     ----------

       Income Before Income Taxes            6,816         92,121

Income Taxes (Note A-8)                         42             84
                                        ----------     ----------

         Net Income                       $  6,774        $92,037
                                        ==========     ==========






See Accompanying Notes.

                          BENEFOOT, INC. AND AFFILIATE

                   COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY

               FOR THE THREE MONTHS ENDED MARCH 31, 2002 AND 2001


                                                        RETAINED
                                                        EARNINGS
                                   COMMON             (ACCUMULATED
                                   STOCK                DEFICIT)                   TOTAL
                                -----------         --------------             ------------

 Balance -
  December 31, 2000              $ 148,287          $(    138,201)              $  10,086

 Net income                          -0-                   92,037                  92,037
                                -----------         --------------             ------------

 Balance -
  March 31, 2001                 $ 148,287          $(     46,164)              $ 102,123
                                ===========         ==============             ============

Balance -
 December 31, 2001               $ 148,287          $     177,739               $ 326,026

Net income                          -0-                     6,774                   6,774
                                -----------         --------------             ------------
Balance -
 March 31, 2002                  $ 148,287          $     184,513               $ 332,800
                                ===========         ==============             ============




See Accompanying Notes.

                          BENEFOOT, INC. AND AFFILIATE

                        COMBINED STATEMENTS OF CASH FLOWS

               FOR THE THREE MONTHS ENDED MARCH 31, 2002 AND 2001


                                                    2002              2001
                                                    ----              ----
 Cash Flows From Operating Activities:

  Net Income                                      $  6,774          $ 92,037
  Adjustments to reconcile net income to net
   cash used in operating activities:
       Depreciation and amortization                14,484            13,875
       Provision for doubtful accounts receivable     -0-              6,000
       Warranty reserve                           (  1,000)            1,000
       Unearned revenue                           (  1,806)           (1,305)
       Changes in Assets and Liabilities
       Increase in accounts receivable            ( 30,248)          (89,159)
       Decrease (Increase) in inventory             22,210           (92,710)
       Decrease (Increase) in prepaid expenses       5,023           ( 8,191)
       Decrease in other receivables                   874             4,400
       Decrease in security deposits                  -0-              2,602
       (Decrease) Increase in accounts payable
         and accrued expenses                      (75,363)           52,502
       Increase in payroll and other taxes
         payable                                     7,141            16,286
       Decrease in deposits payable                ( 1,650)          (   900)
       Decrease in loans from shareholders         ( 5,489)          (11,154)
       (Decrease) Increase in customer deposits    ( 2,158)            4,498
                                                   --------          ---------

Net Cash Used In Operating Activities              (61,208)          (10,219)
                                                   --------          ---------

Cash Flows From Investing Activities:
------------------------------------
 Acquisition of property and equipment                -0-            ( 5,779)
                                                   --------          ---------

     Net Cash Used In Investing Activities            -0-            ( 5,779)
                                                   --------          ---------







See Accompanying Notes.

                          BENEFOOT, INC. AND AFFILIATE

                        COMBINED STATEMENTS OF CASH FLOWS

               FOR THE THREE MONTHS ENDED MARCH 31, 2002 AND 2001



                                                                    2002              2001
                                                                    ----              ----
Cash Flows From Financing Activities:
-------------------------------------
 Proceeds from bank revolving line of credit                         -0-             50,000
 Principal payments of long-term debt                             ( 28,921)        ( 24,535)
 Payment of capitalized lease obligations                           (7,404)          (3,745)
                                                                 -----------      ----------

Net Cash (Used In) Provided by Financing Activities                (36,325)         21,720
                                                                 -----------      ----------

Net (Decrease) Increase in Cash and Cash Equivalents              ( 97,533)           5,722

Cash and Cash Equivalents, Beginning                               338,836          129,492
                                                                 -----------      -----------
Cash and Cash Equivalents, Ending                                $ 241,303        $ 135,214
                                                                 ===========      ===========

Supplemental disclosures of noncash investing
  and financing activities:
---------------------------------------------

      Capitalized lease obligations incurred in the
        purchase of equipment                                     $  -0            $ 32,900
                                                                 ===========      ===========

Supplemental disclosure of cash paid during the year:
-----------------------------------------------------

       Interest paid                                              $ 19,137         $ 23,048
                                                                 ===========      ===========

       Income tax paid                                            $  4,059         $  4,158
                                                                 ===========      ===========




 See Accompanying Notes.

                          BENEFOOT, INC. AND AFFILIATE

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                             MARCH 31, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Significant accounting policies consistently applied in the preparation of the accompanying combined financial statements are as follows:

1. The Company
   -----------

   Benefoot, Inc. ("Benefoot") designs, manufacturers and distributes foot and gait-related biomechanical products. Benefoot's primary products include custom made prescription orthotic devices, custom made sandals and non-custom made orthotic devices. Foot orthoses are contoured molds made from plastic, graphite leather or composite materials, which are placed in patients' shoes to (i) correct or mitigate abnormalities in their gait, and
   (ii) relieve symptoms associated with foot or postural malalignment. Benefoot markets its products primarily to the professional footcare market, as well as to other markets, including podiatrists, orthopedists, chiropractors, physical therapists, certified orthotists and prosthetists.

   Benefoot Professional Products, Inc. ("BPI"; BPI and Benefoot are collectively referred to as the "Company"), an affiliated entity of Benefoot, markets and distributes non-custom footwear products including standard comfort shoes manufactured by well-known shoe manufacturers, as well as custom made insoles for diabetic patients. BPI markets and distributes its products through a variety of sources, including shoe sample kiosks which are placed in the waiting rooms of podiatrists. The products of BPI are sold to professional footcare providers and directly to the patients of professional footcare providers.

2. Combination
   -----------

   The combined financial statements include the accounts of Benefoot, Inc. and Benefoot Professional Products, Inc. Intercompany balances and transactions have been eliminated.

3. Cash and Cash Equivalents
   -------------------------

   Cash and cash equivalents consist of cash in banks and other highly liquid investments with a maturity of three months or less.

4. Accounts Receivable
   -------------------

   The Company uses the allowance method of accounting for bad debts for financial statement purposes and the direct write-off method for income tax purposes.

                          BENEFOOT, INC. AND AFFILIATE

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                             MARCH 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

5. Inventory
   ---------

   Inventory is stated at the lower of first-in first out (FIFO) cost or market based on the Company's perpetual inventory system.

6. Property and Equipment
   ----------------------

   Property and equipment are stated at cost. Depreciation is calculated using the straight-line method for financial statement purposes and accelerated methods for income tax purposes over the estimated useful lives of the assets. Major expenditures for property acquisitions and those expenditures that substantially increase useful lives are capitalized. Expenditures for maintenance, repairs, and minor replacements are expensed as incurred. When assets are retired or otherwise disposed of, their costs and related accumulated depreciation or amortization are removed from the accounts and resulting gains or losses are included in income.

   The lives on which depreciation and amortization are computed are as follows:

              Displays                             7 years
              Furniture and fixtures               7 years
              Machinery and equipment              5-7 years
              Office equipment                     5-7 years
              Leasehold improvements               40 years

7. Organization Costs
   ------------------

   Organization costs are amortized on a straight-line basis over five years.

8. Income Taxes
   ------------

   Benefoot, Inc. and Benefoot Professional Products, Inc. have elected to be treated as small business corporations under Sub-Chapter "S" of the Internal Revenue Code. Under Sub-Chapter "S" profits and losses are passed directly to shareholders for inclusion in their personal tax returns. Accordingly, no provision for federal income taxes is included in the accompanying combined financial statements.

   The Company also files income tax returns in thirty-eight states. The "S" elections are in effect in fourteen of those states and, accordingly, like the federal, no provision for income taxes attributable to those states has been provided. Income taxes attributable to the remaining states where Sub-Chapter "S" elections are not available, or where the Company has not elected to be a Sub-Chapter "S" corporation, have been provided for in the accompanying combined financial statements.

                          BENEFOOT, INC. AND AFFILIATE

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                             MARCH 31, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

8.   Income Taxes (Continued
     -----------------------

     Deferred federal income taxes are not applicable to the Company due to its Sub-Chapter "S" status. Deferred state income taxes are not material.

9.   Research and Development Costs
     ------------------------------

     Research and development costs related to both future and present products are charged to operations as incurred. Research and development costs were $5,115 and $3,190 for the three months ended March 31, 2002 and 2001, respectively.

10.  Concentration of Risk
     ---------------------

     Substantially all of the Company's revenues are derived from direct sales of its products to licensed healthcare professionals. The largest market segment is Doctors of Podiatric Medicine (DPM).

     Cash on deposit with a banking institution exceeds the $100,000 FDIC insured limit.

     Purchases from four vendors comprised approximately 74% of total purchases for the three months ended March 31, 2002. Purchases from three vendors comprised approximately 59% of total purchases for the three months ended March 31, 2001. 28% of accounts payable were to two vendors at March 31, 2002 and 18% were to one different vendor at March 31, 2001.

11.  Use of Estimates
     ----------------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

12.  Fair Value of Financial Instruments
     -----------------------------------

     Cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, long-term debt and lease obligations are reflected in the accompanying combined balance sheets at amounts considered by management to reasonably approximate fair value.

                           BENEFOOT INC. AND AFFILIATE

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                             MARCH 31, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

13.  Compensated Absences
     --------------------

     Employees of the Company are entitled to compensation for unused vacation time after one year of service. For the three months ended March 31, 2002, the Company made an accrual for unused vacation time. For the three months ended March 31, 2001, the Company has not accrued unused vacation time since the amount cannot be reasonably estimated.

     With respect to sick and personal time, the Company provides a certain number of days to each employee on an annual basis with a limited carryover of days from year to year. Upon termination of employment, the Company does not provide any compensation for unused personal and sick time. For the three months ended March 31, 2002 and 2001, the Company did not accrue any amount for unused sick and personal time since such amounts cannot be reasonably estimated.

14.  Revenue Recognition
     -------------------

     The Company recognizes revenue when its products are shipped. Revenue derived from extended warranty contracts is deferred and included in income over the warranty period (twenty-four months) on a straight-line basis. Revenues from royalties are recognized when received.

15.  Foreign Currency Transactions
     -----------------------------

     The Company maintains a bank account in Toronto, Canada, which is maintained in Canadian dollars. The Company's books maintain the bank account in U.S. Dollars. Foreign currency gains and losses are recognized when funds are transferred from the Canadian bank account to the U.S. bank account. The book balance is adjusted each month using the month-end exchange rate. Foreign currency losses were $1,210 and $1,404 for the three months ended March 31, 2002 and 2001, respectively.

16.  Royalty Income
     --------------

     The Company receives royalty income from Ortolab, AB for the use of software for the manufacture of orthotics. Although their written agreement expired by its terms on December 31, 1999, both the Company and Ortolab, AB are operating as if the agreement remains in effect. Royalty income was $-0- and $7,436 for the three months ended March 31, 2002 and 2001, respectively.

                          BENEFOOT, INC. AND AFFILIATE

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                             MARCH 31, 2002 AND 2001

NOTE B -INVENTORY

Inventory based on the Company's perpetual inventory system consists of the following:


                                                  2002                    2001
                                                  ----                    ----
         Total Inventory                        648,463                 636,691

         Less: Allowance for obsolescence        26,382                  21,522
                                              ----------               ---------

         Net Inventory                         $622,081                $615,169
                                              ==========               =========


NOTE C - PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

                                                  2002                    2001
                                                  ----                    ----
         Displays                              $146,094                 $146,094
         Furniture and fixtures                  24,807                   21,451
         Machinery and equipment                169,884                  169,884
         Office equipment                       157,089                  157,367
         Leasehold improvements                  87,193                   87,193
                                              ----------               ---------

                                                585,067                  581,989

         Less: Accumulated depreciation         352,106                  303,711
                                              ----------               ---------
                                               $232,961                 $278,278
                                              ==========               =========

Depreciation expense for the three months ended March 31, 2002 and 2001 was $14,343 and $13,734, respectively.

NOTE D - LONG-TERM DEBT

Long-term debt consists of the following:

                                                2002                      2001
                                                ----                      ----

Note payable to a finance company, due
in 96 monthly installments of $9,476,
including interest at 16.89%, beginning
in February, 1997 and maturing in
January, 2005. All assets of the Company
have been pledged as collateral, along
with personal guarantees of the officers.
(See Note L)                                 $ 254,659                 $ 319,294

                          BENEFOOT, INC. AND AFFILIATE

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                             MARCH 31, 2002 AND 2001

 NOTE D - LONG-TERM DEBT (CONTINUED)

 Revolving line of credit from a bank due
 in monthly installments of the greater
 of 2% of the outstanding principal
 balance or $250, including interest at
 prime plus 2.25%. Any outstanding
 principal is due October 24, 2004. All
 assets of the Company have been pledged
 as collateral, along with personal
 guarantees of the officers. (See Note L)        59,720                   49,000

 Note payable to a related party with
 varying interest rates. The loan was
 repaid in March, 2002. (See Note K)              -0-                     51,000
                                              ----------               ---------
                                                 314,379                 419,294

 Less: Current maturities                         89,296                 126,184
                                              ----------               ---------
 Long-term debt                                $ 225,083               $ 293,110
                                              ==========               =========

 As of March 31, 2002, Long-term debt matures as follows:

       March 31, 2003                                                  $89,296
                 2004                                                  100,487
                 2005                                                  124,596
                                                                     ---------
                                                                     $ 314,379

 NOTE E - CAPITALIZED LEASE OBLIGATIONS

 Capitalized lease obligations consist of the following:

                                                  2002                    2001
                                                  ----                    ----
 A capitalized lease obligation for
 computer equipment due in monthly
 installments of $479, including interest
 at 15.07% per annum, maturing in July, 2002.
 (See Note L)                                  $   1,856                $  6,900

 A capitalized lease obligation for
 computer software and equipment due in
 monthly installments of $1,058,
 including interest at 9.75% per annum,
 maturing in March, 2004.                        22,979                  32,900

 A capitalized lease obligation for
 computer equipment due in monthly
 installments of $137 including interest
 at 16.95% per annum, maturing in May,
 2002. (See Note L)                                  268                  1,723

                          BENEFOOT, INC. AND AFFILIATE

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                             MARCH 31, 2002 AND 2001

NOTE E - CAPITALIZED LEASE OBLIGATIONS (CONTINUED)

A capitalized lease obligation for
computer software and telephone
equipment due in monthly installments of
$428 including interest at 12.76%
per annum, maturing in February, 2002.                   -0-               4,419

A capitalized lease obligation for
computer equipment due in monthly
installments of $875, including interest
at 40.19% per annum, maturing in
February 2003.                                           7,943            13,882
                                                    ----------          --------
                                                        33,046            59,824

    Less: Current maturities                            20,999            26,778
                                                    ----------          --------

    Capitalized lease obligations                   $   12,047          $ 33,046
                                                    ==========          ========

As of March 31, 2002 future minimum payments required under capitalized lease obligations are as follows:

    March 31, 2003                                  $  24,508
              2004                                     12,693
                                                    -----------
                                                       37,201

    Less: Amount representing interest                  4,155
                                                    $  33,046

Office equipment and machinery under capital leases included in property and equipment are as follows:

                                                         2002              2001
                                                         ----              ----

     Office equipment                               $   23,648          $ 39,665
     Machinery                                          52,992            52,992
                                                    ----------          --------
                                                        76,640            92,657

     Less: Accumulated depreciation                     33,347            28,721
                                                    ----------          --------

                                                    $   43,293          $ 63,936
                                                    ==========          ========

                          BENEFOOT, INC. AND AFFILIATE

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                             MARCH 31, 2002 AND 2001

NOTE F - WARRANTY RESERVE

The Company offers a multi-tiered warranty on its foot orthotics. Some foot orthotics are covered by an unconditional guaranty of satisfaction for sixty days. In addition, the Company will repair or adjust any orthotic as necessary for six months following the sale. If the customer is not satisfied with those products for any reason, they will be repaired or may be returned for full credit. Certain components of the Company's foot orthotics are also guaranteed for life against breakage. The Company has recorded a warranty reserve of $80,000 and $79,000 at March 31, 2002 and 2001, respectively.

NOTE G - DEPOSITS PAYABLE

The Company maintains a footwear program under which footwear is sold through medical professionals. Under the program, a refundable security deposit is required for the display and shoe samples that are provided. The deposit is refundable upon meeting certain minimum order volumes for twelve consecutive months or upon termination of participation in the program. Deposits payable were $81,760 and $88,630 at March 31, 2002 and 2001, respectively.

NOTE H - LEASE COMMITMENTS

The Company leases vehicles and office equipment under noncancelable operating leases. The leases expire at various dates through 2003. The Company is responsible for equipment maintenance.

As of March 31, 2002 future minimum rental payments required under the operating leases are as follows:

       March 31, 2003           $  6,607
                 2004              1,551
                                --------
                                $  8,158
                                ========

     Total Future Minimum Payments Required

Rental expense for vehicles and office equipment for the three months ended March 31, 2002 and 2001 was $4,589 and $4,564, respectively.

The Company leases its facilities and additional warehouse space under operating leases which expire in August, 2002 and July, 2002, respectively. (See Note L-3.) The leases require payment of utilities, real estate taxes, insurance and repairs. As of March 31, 2002 the future minimum rental payments required under the operating leases are $54,391.

Rental expense for the facilities and additional warehouse space for the three months ended March 31, 2002 and 2001 was $38,675 and $29,869, respectively.

                          BENEFOOT, INC. AND AFFILIATE

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                             MARCH 31, 2002 AND 2001

NOTE I - 401(K) AND PROFIT SHARING PLAN

In 1993, the Company established a 401(k) and Profit Sharing Plan that covers all qualified employees. The provisions of the Plan allow employees to defer a portion of their annual compensation. The Company may make matching contributions at its discretion. The Company did not contribute to the Plan for the three months ended March 31, 2002 and 2001.

NOTE J - PATENT AND TECHNOLOGY LICENSE AGREEMENTS

Effective January 1, 1996, Benefoot, Inc. entered into a Patent License Agreement with a minority shareholder. Under the terms of the Agreement, Benefoot, Inc. was provided with a limited, exclusive, royalty-free license relating to two United States patents owned by the minority shareholder in connection with the use of the ScanCast 3D product. Simultaneously with the Patent License Agreement, Benefoot, Inc. entered into a Technology License Agreement with a company controlled by two minority shareholders, which provided for a limited, exclusive, royalty-free license to certain proprietary technology in connection with the use of the ScanCast 3D product. Each of these agreements shall remain in effect for the entire useful lives of the patents unless terminated earlier in accordance with the provisions of each agreement.

NOTE K - RELATED PARTY TRANSACTIONS

The Company has outstanding long-term debt to family members of one of the majority shareholders. This debt is discussed more fully in Note D.

The Company entered into a Patent License Agreement with one of the minority shareholders, and a Technology License Agreement with a company controlled by two minority shareholders. These Agreements are discussed more fully in Note J.

NOTE L - SUBSEQUENT EVENTS

1. On May 6, 2002, Langer, Inc. acquired substantially all of the assets of the Company for a purchase price of $6 million and assumed certain liabilities of the Company in accordance with the terms and provisions of that certain Asset Purchase Agreement dated as of May 6, 2002 (the "Purchase Agreement"), by and among Langer, Inc., Goodfoot Acquisition Co., Benefoot, Inc., Benefoot Professional Products, Inc., Jason Kraus and Paul Langer. Under the terms of the Asset Purchase Agreement, certain deferred consideration up to a maximum aggregate amount of $1 million is payable to the Company, subject to the achievement of certain financial criteria. Transaction costs of $451,518 have not been accrued on the combined balance sheet.

2. Certain long-term debt and capitalized lease obligations were paid in full on May 6, 2002. See Notes D and E.

                          BENEFOOT, INC. AND AFFILIATE

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                             MARCH 31, 2002 AND 2001

NOTE L - SUBSEQUENT EVENTS (CONTINUED)

3. On April 11, 2002, the Company extended the lease on its facilities to August 31, 2002. The minimum rental payments required under the operating lease is $9,381 per month.

     On April 8, 2002, the Company extended the lease on its warehouse to July 31, 2002. The minimum rental payments required under the operating lease is $1,872 per month.

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On May 6, 2002, Langer, Inc. ("Langer" or "we"), through a wholly owned subsidiary, acquired substantially all of the assets and liabilities of each of Benefoot, Inc. and Benefoot Professional Products, Inc. (jointly, "Benefoot" or the "Seller"), pursuant to the terms of an Asset Purchase Agreement, dated as of May 6, 2002 (the "Asset Purchase Agreement"), by and among Langer, GoodFoot Acquisition Co., the Seller, and Jason Kraus and Paul Langer (the "Principal Shareholders") (the "Acquisition").

The following unaudited pro forma condensed consolidated financial statements give pro forma effect to the Acquisition using the purchase method of accounting and the assumptions and adjustments set forth in the accompanying notes.

The preliminary purchase price allocation has been based on the estimated fair market value of Benefoot's assets and liabilities. See Note 1 to the Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements. The actual allocation of purchase price and the resulting effect on income from operations may differ from the pro forma amounts included herein.


Periods Covered

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2002 is based on the individual historical balance sheets of Langer and Benefoot and gives effect to the Acquisition as if it had occurred on March 31, 2002. The unaudited pro forma condensed consolidated statements of operations for the period ended December 31, 2001, and the three months ended March 31, 2002 are based on the individual historical statements of operations of Langer and Benefoot and combines the results of operations of Langer and Benefoot as if the Acquisition had occurred as of January 1, 2001.

The unaudited pro forma condensed consolidated financial statements are based on estimates and assumptions. These estimates and assumptions are preliminary and have been made solely for purposes of developing this pro forma information. Unaudited pro forma consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have been achieved if the Acquisition of Benefoot had been consummated as of the beginning of the period indicated, nor is it necessarily indicative of future results of operations. The pro forma condensed consolidated financial information does not give effect to any cost savings or restructuring and integration costs that may result from the integration of Langer's and Benefoot's businesses. Costs, if any, related to restructuring and integration have not yet been determined.

This unaudited pro forma condensed consolidated financial information is based upon the respective historical consolidated financial statements and related notes of Langer and Benefoot should be read in conjunction with those financial statements and the related notes.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                  LANGER, INC.
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 2002

                                                                                                PRO FORMA
                                                     LANGER, INC.      BENEFOOT                 ADJUSTMENTS           TOTAL
                                                     ------------      --------                 -----------           -----
                      ASSETS
Current assets:
   Cash and cash equivalents                        $  15,067,002     $  241,303      2(a)    $ (4,007,211)       $ 11,301,094
   Accounts receivable, net                             1,674,039        775,418                                     2,449,457
   Inventories, net                                     1,281,582        622,081                                     1,903,663
   Prepaid expenses and other                             473,056         67,133      2(a)         (89,341)
                                                                                      2(a)         (11,003)            439,845
                                                   ---------------   ------------            ---------------    ---------------
        Total current assets                           18,495,679      1,705,935                (4,107,555)         16,094,059

   Property and equipment, net                            656,786        232,961                                       889,747

   Costs in excess of assets acquired and other                                       2(a)        6,285,104          6,285,104
   intangible assets, net

   Other assets                                         1,173,571         11,279      2(a)          (5,025)          1,179,825
                                                   ---------------   ------------            ---------------    ---------------
        Total assets                                $  20,326,036     $1,950,175              $   2,172,524       $ 24,448,735
                                                   ===============   ============            ==============     ===============

       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Current portion of long-term debt                $      -          $  110,295      2(a)    $   1,000,000
                                                                                      2(a)         (90,925)       $  1,019,370
   Accounts payable                                       327,404        580,704                                       908,108
   Accrued liabilities                                  1,219,393        392,853      2(a)          488,791
                                                                                      2(a)          (5,769)          2,095,268
   Unearned revenue                                       452,754        163,614                                       616,368
                                                   ---------------   ------------            ---------------    ---------------
        Total current liabilities                       1,999,551      1,247,466                  1,392,097          4,639,114

   Unearned revenue                                       134,886         51,019                                       185,905
   Long-term debt                                      14,589,000        225,083      2(a)          800,000
                                                                                      2(a)        (216,286)         15,397,797
   Other                                                   15,689         93,807                                       109,496
                                                   ---------------   ------------            ---------------    ---------------
        Total liabilities                              16,739,126      1,617,375                  1,975,811         20,332,312
                                                   ---------------   ------------            ---------------    ---------------

Stockholders' Equity
   Common stock                                            85,361        148,287      2(b)         (148,287)
                                                                                      2(c)            1,298             86,659
   Additional paid-in capital                          12,278,781          -          2(c)          528,215         12,806,996
   (Accumulated deficit) retained earnings            (8,344,580)        184,513      2(b)        (184,513)        (8,344,580)
   Accumulated other comprehensive loss                 (317,195)          -                                         (317,195)
                                                   ---------------   ------------            ---------------    ---------------
                                                        3,702,367        332,800                    196,713          4,231,880

   Less treasury stock at cost                          (115,457)          -                                         (115,457)
                                                   ---------------   ------------            ---------------    ---------------
        Total stockholders' equity                      3,586,910        332,800                    196,713          4,116,423
                                                   ---------------   ------------            ---------------    ---------------

Total liabilities and stockholders' equity          $  20,326,036     $1,950,175              $   2,172,524       $ 24,448,735
                                                   ===============   ============            ===============    ===============

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                                  LANGER, INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 2002

                                                                                                PRO FORMA
                                                    LANGER, INC.        BENEFOOT               ADJUSTMENTS           TOTAL
                                                    ------------        --------               -----------           -----
Net sales                                           $   2,993,448      $ 1,739,382            $       -           $  4,732,830
Cost of sales                                           1,818,082          973,024    2(g)          139,326          2,930,432
                                                 -----------------  ---------------        -----------------  -----------------
    Gross profit                                        1,175,366          766,358                (139,326)          1,802,398

Selling expenses                                          518,898          395,883    2(g)        (139,326)            775,455
Research and development expenses                          45,888             -                                         45,888
General and administrative expenses                       786,116          344,738    2(d)           38,961          1,169,815
                                                 -----------------  ---------------        -----------------  -----------------

    Operating (loss) income                             (175,536)           25,737                 (38,961)          (188,760)
                                                 -----------------  ---------------        -----------------  -----------------
Other income (expense):
Interest income                                            75,367             -                                         75,367
Interest expense                                        (146,508)         (18,921)    2(f)          (8,000)          (173,429)
Other                                                    (45,891)             -                                       (45,891)
                                                 -----------------  ---------------        -----------------  -----------------
    Other expense, net                                  (117,032)         (18,921)                  (8,000)          (143,953)
                                                 -----------------  ---------------        -----------------  -----------------

    (Loss) income before income taxes                   (292,568)            6,816                 (46,961)          (332,713)
Provision for income taxes                                  4,000               42    2(h)                               4,042
                                                 -----------------  ---------------        -----------------  -----------------

    Net (loss) income                               $   (296,568)       $    6,774              $  (46,961)       $  (336,755)
                                                 =================  ===============        =================  =================

Weighted average number of common shares
used in computation of net (loss) income per share:
       Basic                                            4,200,922                     2(e)           64,895          4,265,817
       Diluted                                          4,200,922                                    64,895          4,265,817

Net (loss) income per common share:
       Basic                                        $      (0.07)                                                  $    (0.08)
                                                 =================                                            =================
       Diluted                                      $      (0.07)                                                  $    (0.08)
                                                 =================                                            =================

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                                  LANGER, INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE PERIOD ENDED DECEMBER 31, 2001


                                                                                                     PRO FORMA
                                                    LANGER, INC. (1)      BENEFOOT (2)              ADJUSTMENTS          TOTAL
                                                    ----------------      ------------              -----------          -----
Net sales                                             $  10,528,667       $  7,665,769             $       -         $  18,194,436
Cost of sales                                             6,526,957          4,039,722      2(g)         732,605        11,299,284
                                                   -----------------    ---------------           ---------------   ---------------
    Gross profit                                          4,001,710          3,626,047                 (732,605)         6,895,152

Selling expenses                                          1,294,991          1,734,589      2(g)       (732,605)         2,296,975
Research and development expenses                           142,192               -                                        142,192
General and administrative expenses                       2,425,177          1,468,890      2(d)         155,843         4,049,910
                                                   -----------------    ---------------           ---------------   ---------------

    Operating income                                        139,350            422,568                 (155,843)           406,075
                                                   -----------------    ---------------           ---------------   ---------------

Other income (expense):
Interest income                                              86,635            -                                            86,635
Interest expense                                          (108,148)           (97,761)      2(f)        (72,000)         (277,909)
Other                                                      (44,440)            (2,200)                                    (46,640)
                                                   -----------------    ---------------           ---------------   ---------------
    Other expense, net                                     (65,953)           (99,961)                  (72,000)         (237,914)
                                                   -----------------    ---------------           ---------------   ---------------

    Income before income taxes                               73,397            322,607                 (227,843)           168,161

Provision for income taxes                                    3,118              6,670      2(h)                             9,788
                                                   -----------------    ---------------           ---------------   ---------------

    Net income                                         $     70,279       $    315,937             $   (227,843)     $     158,373
                                                   =================    ===============           ===============   ===============

Weighted average number of common shares
used in computation of net income per share:
       Basic                                              3,860,167                         2(e)          64,895         3,925,062
       Diluted                                            4,306,536                                       64,895         4,371,431

Net income per common share:
       Basic                                            $      0.02                                                  $        0.04
                                                   =================                                                ===============
       Diluted                                          $      0.02                                                  $        0.04
                                                   =================                                                ===============


(1) For the ten months ended December 31, 2001

(2) For the twelve months ended December 31, 2001

    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Allocation of purchase price.

      The allocation of Benefoot's purchase price among the assets acquired and liabilities assumed is based on Langer's preliminary evaluation of the fair value of the assets and liabilities of Benefoot.

      The following table sets forth the components of the estimated purchase price:

           Cash consideration                          $ 3,700,000
           Benefoot long term debt paid at closing
           (including current portion of $90,925)          307,211
                                                       -----------

                Total cash paid at closing                             4,007,211

           Promissory note issued                                      1,800,000
           Common stock issued                                           529,513
           Prepaid transaction costs                                      89,341
           Accrued transaction costs                                     488,791
                                                                      ----------

                       Total purchase price                           $6,914,856
                                                                      ==========

      The following table provides the preliminary allocation of the purchase price based upon Benefoot's March 31, 2002 balance sheet:

            Assets

                   Cash and cash equivalents               $    241,303
                   Accounts receivables                         775,418
                   Inventories                                  622,081
                   Prepaid expenses and other                    56,130
                   Property and equipment                       232,961
                   Goodwill                                   3,285,104
                   Identified intangible assets               3,000,000
                   Other assets                                   6,254
                                                           ------------
                                                              8,219,251

            Liabilities

                   Accounts payable                             580,704
                   Accrued liabilities                          387,084
                   Unearned revenue                             214,633
                   Long term debt & other liabilities           121,974
                                                           ------------

                                                              1,304,395
                                                           ------------

                            Total purchase price           $  6,914,856
                                                           ============

      In June 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets, effective for fiscal years beginning after December 15, 2001. Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with SFAS No. 142. Other intangible assets will continue to be amortized over their useful lives.

      In accordance with the provisions of SFAS No. 142, Langer will not amortize goodwill and intangible assets with indefinite lives (trade names with an estimated fair value of $1,400,000) recorded in this Acquisition. Langer expects to perform an annual impairment test of goodwill and indefinite lived intangible assets related to the merger.

2.    Pro forma adjustments

      a.) Total costs in excess of assets and other intangible assets acquired by Langer in connection with the purchase of Benefoot:

      Adjustments to calculate goodwill and other intangible assets and to allocate the purchase price to the estimated fair value of Benefoot net assets acquired:

          Cash paid at closing                        $  3,700,000
          Benefoot long term debt paid at closing
          (including current portion of $90,925)           307,211
                                                        ----------
          Total cash paid at closing                                   4,007,211
          Promissory notes issued                                      1,800,000
          Common stock issued                                            529,513
          Prepaid transaction costs                                       89,341
          Accrued transaction costs                                      488,791
                                                                      ----------

                                                                       6,914,856

          Less: Net assets acquired:
               Historical stockholders' equity           $ 332,800
               Prepaid assets not acquired                (11,003)
               Other assets not acquired                   (5,025)
               Liabilities not assumed                       5,769
               Long term debt paid at closing              307,211
                                                           -------
                                                                         629,752
                                                                     -----------

          Intangible assets acquired                                 $ 6,285,104
                                                                     ===========

          Goodwill recognized                                        $ 3,285,104
          Identifiable intangible assets                               3,000,000
                                                                     -----------

          Intangible assets acquired                                 $ 6,285,104
                                                                     ===========

      b.) Elimination of outstanding equity balances of Benefoot as of March 31, 2002.

      c.) Issuance of Langer's common stock for the acquisition of Benefoot, based on an average stock price for Langer common stock. The average stock price was determined by taking the average of Langer's common stock prices beginning two days before the public announcement of the Acquisition and ending two days after. The issuance was allocated between common stock and additional paid-in capital based on the par value of common stock.

              64,895 Shares issued, at $.02 par value       $     1,298
              Additional paid-in capital                        528,215
                                                            -----------
                                                            $   529,513
                                                            ===========

      d.) Amortization expense applicable to the finite-lived identifiable intangible assets acquired of $1,600,000 (primarily license agreements and related technology) is based on a weighted average amortization period of approximately 10 years.

      e.) Additional weighted average shares of 64,895 outstanding was determined assuming the acquisition was completed on January 1, 2001 and the shares were outstanding for all periods presented.

      f.) Interest expense on the promissory note at an annual interest rate of 4%.

      g.) Reclassification of shipping expenses to conform to Langer's basis of presentation.

      h.) As an S-corporation, Benefoot was not subject to U.S. Federal income taxes or certain state income taxes. Instead, taxes were assessed to its stockholders based on their distributive share of income. However, due to the full valuation allowance applicable to Langer's deferred tax assets and the availability of net operating loss carry-forwards, no pro forma tax provision or benefit has been applied to Benefoot's historical income before taxes or other pro forma adjustments.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: July 2, 2002


                                  LANGER, INC.


                                  By:      /s/ Andrew H. Meyers
                                      --------------------------
                                      Andrew H. Meyers,
                                      President and Chief Executive Officer

                                  By:      /s/ Anthony J. Puglisi
                                      ----------------------------
                                      Anthony J. Puglisi,
                                      Vice President and Chief Financial Officer

                                  EXHIBIT INDEX



Exhibit Number    Description
--------------    -----------

23.1              Consent of Trachtenberg & Pauker LLP